UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 5, 2007

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-154718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        At a meeting held on November 5, 2007, the Compensation Committee of the Board of Directors of CBL & Associates Properties, Inc. (the “Company”) approved the following actions affecting the compensation of the five individuals who qualify as “named executive officers” of the Company (pursuant to Item 402(a)(3) of Securities and Exchange Commission Regulation S-K):

2008 Base Salaries for Named Executive Officers

The Compensation Committee approved 2008 Base Salary levels for the Company’s officers and members of senior management, including setting the following 2008 Base Salary levels for those individuals who qualify as “named executive officers” (pursuant to Item 402(a)(3) of Securities and Exchange Commission Regulation S-K):

Name:	Title:	2008 Base Salary
Charles B. Lebovitz	Chairman of the Board and Chief Executive Officer	$592,833
John N. Foy	Vice Chairman of the Board, Chief Financial Officer and Treasurer	$526,320
Stephen D. Lebovitz	Director, President and Secretary	$525,000
Eric P. Snyder	Senior Vice President and Director of Corporate Leasing	$486,000
Augustus N. Stephas	Chief Operating Officer – Senior Vice President	$496,600

In the case of Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz, these base salaries were approved to take effect as of January 1, 2008. In the case of Mr. Stephas, the effective date is February 28, 2008, and in the case of Mr. Synder, the effective date is September 15, 2008.

Each of Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz are parties to deferred compensation agreements issued under the Company’s Amended and Restated Stock Incentive Plan, as amended (the “Stock Incentive Plan”), pursuant to which the amounts representing annual increases over their base salaries since 1995 are paid in quarterly installments in the form of the Company’s Common Stock rather than cash.

Approval of 2008 Executive Bonus Opportunities

The Compensation Committee also approved the targeted maximum amount of annual bonus that each named executive officer will be eligible to earn for performance during the upcoming 2008 fiscal year.

For three of the Company’s named executive officers (John N. Foy, Stephen D. Lebovitz and Eric P. Snyder), the determination of the maximum targeted potential bonus for each officer, as well as the Compensation Committee’s final determination of the amount of bonus ultimately paid, reflects consideration by the Compensation Committee of overall Company performance, as well as various factors related to the successful continuation and/or completion of projects or other matters identified by senior management and the Compensation Committee as being within such executive’s areas of responsibility. For John N. Foy, Vice Chairman of the Board and Chief Financial Officer of the Company, and Stephen D. Lebovitz, the Company’s President, such matters typically include the completion of acquisitions, closing of financing transactions, completion of phases of construction on development

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of shopping centers, completion and grand opening of shopping centers, completion of joint ventures and completion of securities offerings. For Eric P. Snyder, the Company’s Senior Vice President and Director of Corporate Leasing, such matters considered by the Compensation Committee typically include the achievement of various leasing thresholds and leasing spreads for the Company’s development projects and the maintaining and increasing of occupancy levels and leasing spreads for the Company’s existing projects. The Compensation Committee’s final decision as to the bonuses paid typically is made during the fourth quarter of each year, based on its overall, qualitative evaluation of each officer’s performance with regard to such factors in light of the Company’s performance and the external factors (economic and otherwise) that impacted such performance during the year. The maximum potential bonuses that the Compensation Committee provided that each of these three named executive officers could earn pursuant to the above-stated criteria or matters for 2008 are as follows: John N. Foy – $775,000; Stephen D. Lebovitz – $775,000; and Eric P. Snyder – $375,000.

For the Company’s other two named executive officers, Charles B. Lebovitz (Chairman and Chief Executive Officer) and Augustus N. Stephas (Chief Operating Officer – Senior Vice President), the Compensation Committee allocated up to $1,225,000 of funds to be available as bonuses that could be earned by such officers for 2008, consisting of specified maximum bonuses that could be earned by each of these two named executive officers totaling $1,075,000 plus the opportunity to share (together with one other executive officer) in an unallocated discretionary bonus pool of up to $150,000. The potential bonus payouts set by the Compensation Committee for Mr. Lebovitz and Mr. Stephas are as follows: Charles B. Lebovitz - $775,000 plus any additional participation in the unallocated $150,000 pool, and Augustus N. Stephas - $300,000 plus any additional participation in the unallocated $150,000 pool. The actual bonus payments to these two named executive officers, including the amount (if any) to be paid out of the $150,000 unallocated pool, will be determined during the fourth quarter of 2008 by the Compensation Committee, based upon its evaluation of such officer’s performance and contributions to the Company’s overall performance during the year.

In the case of both of the bonus mechanisms described above for 2008, final bonus payments are contingent upon each such officer’s continued employment with the Company, and the Compensation Committee retains the discretion to increase, decrease or eliminate a bonus payment to any officer in accordance with its ultimate evaluation of his performance during the year. Each officer who receives a bonus will have the option of electing whether to have his bonus paid in cash or in shares of the Company’s Common Stock pursuant to the terms of the Stock Incentive Plan. The number of shares issued with respect to any bonus that an officer elects to receive in the Company’s Common Stock will be determined based on the market value of the Common Stock on the date when such bonus becomes payable.

Restricted Stock Award

The Compensation Committee also approved, effective November 5, 2007, a grant of 500 shares of restricted stock to Augustus N. Stephas, pursuant to his previously announced promotion to Senior Vice President – Chief Operating Officer of the Company in February 2007.

This grant of restricted stock is subject to a five year vesting schedule, and to the other terms and conditions prescribed in the Company’s previously filed Form of Stock Restriction Agreement for 2006 restricted stock awards (which is still the current form of agreement in use for such awards).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2007, the Board of Directors amended the Company’s Amended and Restated Bylaws to allow the Company to issue non-certificated shares of stock and to make other technical changes to ensure compliance with the New York Stock Exchange rules, which were revised to require that as of January 1, 2008, all securities listed on the NYSE must be eligible for a direct share registration system. A copy of the Amended and

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Restated Bylaws of the Company, as so amended, is furnished as Exhibit 3.4 to this report and is incorporated by reference herein.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 6, 2007, the Board of Directors of the Company adopted an amendment to the Company’s Amended and Restated Code of Business Conduct and Ethics, and restated the document, as amended, as the Second Amended and Restated Code of Business Conduct and Ethics (the “Code”). These changes amended Article I (primarily Paragraph (E) thereof) to accomplish the following two purposes: (A) to ensure that the policies and procedures set forth in the Code for review and approval of related party transactions reflect the Company’s current policies, which have been conformed to recent changes in related SEC rules and (B) to clarify the scope of the Code’s approval requirements related to any Company employee’s involvement in non-CBL retail developments. A copy of the full Code, as amended and restated, is attached as Exhibit 14.1 to this Report.

Item 9.01	Financial Statements and Exhibits

Financial Statements of Businesses Acquired

Not applicable

Pro Forma Financial Information

Not applicable

Exhibits

Exhibit Number	Description
3.4	Amended and Restated Bylaws of the Company, as amended effective November 6, 2007
10.5.12	Summary Description of November 5, 2007 Compensation Committee Action Approving 2008 Executive Base Salary Levels
10.5.13	Summary Description of November 5, 2007 Compensation Committee Action Approving 2008 Executive Bonus Opportunities
14.1	Second Amended And Restated Code Of Business Conduct And Ethics Of CBL & Associates Properties, Inc., CBL & Associates Management, Inc. And Their Affiliates

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy

___________________________________

John N. Foy

Vice Chairman,

Chief Financial Officer and Treasurer

Date: November 9, 2007

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